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                                                                     EXHIBIT 2.6

                                                                  CONFORMED COPY

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                        SATELITES MEXICANOS, S.A. DE C.V.
                                 AS THE COMPANY,

                     FIRMAMENTO MEXICANO, S. DE R.L. DE C.V.

                                       AND

                SERVICIOS CORPORATIVOS SATELITALES, S.A. DE C.V.,
                                 AS GUARANTORS,

                                       AND

                                 CITIBANK, N.A.

                                   AS TRUSTEE

                         ------------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 18, 2003

                         ------------------------------

                   SENIOR SECURED FLOATING RATE NOTES DUE 2004

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         This THIRD SUPPLEMENTAL INDENTURE (the "Third Supplemental Indenture"),
is dated as of March 18, 2003, by and among SATELITES MEXICANOS, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Company"), FIRMAMENTO MEXICANO, S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) organized under the laws of the United Mexican States ("Holdings"), SERVICIOS CORPORATIVOS SATELITALES, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mezzanine HoldCo" and, together with Holdings, the
"Guarantors") and Citibank, N.A., a national banking association duly incorporated and existing under the laws of the United States of America, as trustee (the "Trustee").

                                    RECITALS:

         WHEREAS, the Company and the Guarantors executed and delivered the indenture dated as of March 4, 1998, as amended by the First Supplemental Indenture, dated as of June 30, 1998, and the Second Supplemental Indenture, dated as of February 16, 2000 (collectively, the "Existing Indenture"), to the Trustee to provide for the original issuance of the Company's Securities in the aggregate principal amount of up to U.S. $325,000,000, which shall be the maximum aggregate principal amount of Securities outstanding at any time, except as provided in Section 2.7 of the Existing Indenture;

         WHEREAS, the Company desires to, and the Trustee has agreed to, amend the Existing Indenture as hereinafter provided;

         WHEREAS, the entry into this Third Supplemental Indenture by the parties hereto has in all respects been authorized by the requisite Holders under the provisions of the Existing Indenture and the Collateral Trust Agreement, and the Trustee has determined that this Third Supplemental Indenture is in form satisfactory to it; and

         WHEREAS, all acts and proceedings required by law, by the Existing Indenture and by the organizational documents and By-Laws of the Company and the Guarantors necessary to constitute this Third Supplemental Indenture a valid and binding agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Existing Indenture, have been done and taken;

         NOW THEREFORE, in consideration of the premises and the purchases of the Securities by the Holders hereof, the Company, the Guarantors and the Trustee agree that the Existing Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

         The use of terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Existing Indenture.

                                   ARTICLE TWO
                                   AMENDMENTS

         SECTION 2.1       INDENTURE AMENDMENTS.

                  (a) Section 1.1 of the Existing Indenture, entitled "Definitions," is hereby amended by adding the following definition in its proper alphabetical order:

                                       2

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                  "'Satmex 6 ECA Financings' means Indebtedness incurred by the
         Company after the date of this Third Supplemental Indenture that is guaranteed by the United States Export Import Bank and/or insured by Compagnie Francaise d'Assurance pour le Commerce Exterieur, the proceeds of which shall be applied to finance the Company's Satmex 6 satellite project."

                  (b) The Indenture is hereby amended by amending and restating Section 4.16 of the Indenture in its entirety to read as follows:

                           "SECTION 4.16 Financial Condition Covenants.

                           The Company, Holdings and Mezzanine HoldCo shall not permit the Consolidated EBITDA for any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter set forth below to be less than the number set forth below opposite such fiscal quarter:

Fiscal Quarter Ending                     Consolidated EBITDA
---------------------                     -------------------
March 31, 2003                                $70,000,000
June 30, 2003                                 $55,000,000
September 30, 2003                            $50,000,000
December 31, 2003                             $37,500,000
March 31, 2004                                $40,000,000."

                           (c) The Indenture is hereby amended by adding a new Section 4.35 to read as follows:

                           "SECTION 4.35 Satmex 6 ECA Financings.

                           The Company shall furnish to the Trustee, on or prior to September 30, 2003, a certificate of a Responsible Officer of the Company stating that the closing of the Satmex 6 ECA Financings has occurred."

         SECTION 2.2 MUTATIS MUTANDIS EFFECT. The Indenture, as supplemented, is hereby amended mutatis mutandis to reflect the addition or amendment of each of the defined terms incorporated in the Indenture pursuant to
Section 2.1 above.

                                  ARTICLE THREE
                                  MISCELLANEOUS

         SECTION 3.1 EFFECT OF THE THIRD SUPPLEMENTAL INDENTURE. This Third Supplemental Indenture supplements the Existing Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented hereby, the Existing Indenture and the Notes issued thereunder shall continue in full force and effect.

                                       3

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         SECTION 3.2       GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW RULES.

         SECTION 3.3 TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness.

         SECTION 3.4 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction thereof.

         SECTION 3.5 COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

                            [Signature Page Follows.]

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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the date first stated above.

                                 SATELITES MEXICANOS, S.A. DE C.V.

                                 By:    LAURO A. GONZALEZ MORENO
                                    ---------------------------------
                                    Name:  Lauro A. Gonzalez Moreno
                                    Title: Chief Executive Officer

                                 By:    CYNTHIA PELINI
                                    ------------------------
                                    Name:  Cynthia Pelini
                                    Title: Chief Financial Officer

                                 FIRMAMENTO MEXICANO S. DE R.L. DE C.V.

                                 By:    LAURO A. GONZALEZ MORENO
                                    ---------------------------------
                                    Name:  Lauro A. Gonzalez Moreno
                                    Title: Chief Executive Officer

                                 By:    RICHARD MASTOLONI
                                    -------------------------
                                    Name:  Richard Mastoloni
                                    Title: Attorney-in-fact

                                 SERVICIOS CORPORATIVOS SATELITALES S.A. DE C.V.

                                 By:    LAURO A. GONZALEZ MORENO
                                    ---------------------------------
                                    Name:  Lauro A. Gonzalez Moreno
                                    Title: Chief Executive Officer

                                 By:    RICHARD MASTOLONI
                                    -------------------------
                                    Name:  Richard Mastoloni
                                    Title: Attorney-in-fact

                                 CITIBANK, N.A., AS TRUSTEE

                                 By:    CINDY TSANG
                                    -------------------
                                    Name:  Cindy Tsang
                                    Title: Assistant Vice President

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